UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

EQT Exeter Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-273163	88-4108741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Radnor Corporate Center 100 Matsonford Road, Suite 250
Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 828-3200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

October 2026 Distributions

On October 30, 2026, EQT Exeter Real Estate Income Trust, Inc. (the “Company”) declared distributions for each outstanding class of its common stock in the amount per share set forth below:

	October 31, 2026 Record Date Distribution
	Gross Distribution	Distribution Fee	Net Distribution
Class E Common Stock	$0.04326	$-	$0.04326
Class I Common Stock	$0.04326	$-	$0.04326
Class A-I Common Stock	$0.04326	$-	$0.04326
Class A-II Common Stock	$0.04326	$-	$0.04326
Class T Common Stock	$0.04326	$(0.00821)	$0.03505

As of the October 30, 2026, the Company had no outstanding shares of Class S or Class D common stock. The net distributions for each class of common stock (which represents the gross distributions less distribution fees for the applicable class of common stock) are payable to stockholders of record immediately following the close of business on the record date set forth above. These distributions will be paid on or about November 10, 2026 and will be paid in cash or reinvested in shares of the Company's common stock for stockholders participating in the Company's distribution reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 30, 2026	EQT Exeter Real Estate Income Trust, Inc.
		By:	/s/ Danielle Domzalski
		Name:	Danielle Domzalski
		Title:	Vice President and Interim Principal Financial Officer
(Principal Financial Officer)